EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Brookdale Senior Living Inc. (the “Company”) for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark J. Schulte, as Co-Chief Executive Officer of the Company, W.E. Sheriff, as Co-Chief Executive Officer of the Company, and R. Stanley Young, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark J. Schulte

Name:  Mark J. Schulte

Title:  Co-Chief Executive Officer

Date:  March 16, 2007

/s/ W.E. Sheriff

Name:  W.E. Sheriff

Title:  Co-Chief Executive Officer

Date:  March 16, 2007

/s/ R. Stanley Young

Name:  R. Stanley Young

Title:  Chief Financial Officer

Date:  March 16, 2007